Exhibit 99.1

25 YEAR EXCLUSIVE LICENSE AGREEMENT

AGREEMENT dated September 8, 2010 by and between:

3D FUTURE VISION, INC.(“3DFV”) a Florida corporation with primary offices at 2005 Tree Fork Lane, Suite 109, Longwood, FL 32750 and

SMART KIDS GROUP, INC. (“SKGI”) a Florida corporation with principal offices located at Suite 234, 9768-170 Street, Edmonton Alberta, T5T 5L4 (collectively (“Parties”).

WHEREAS, “3DFV” a company controlled by Bernadette DiFrancesco who is the owner of all the property rights in and to the GINA D’S KIDS CLUB LIBRARY of production  properties, master recordings, scripts, trademarks and copyrights of the character GINA D ® related to the television programs, DVD’s and music from the programs entitled “Gina D’s Kids Club®”, “Sing Along With Gina D”, “Sing Along With Gina D – A Special Limited Edition DVD and “Gina D’s Pre-School Musical The Series” (the “Programs”), including “Gina D®,” and all other characters in the Program, and the Program’s name, logos and marks, and other materials, rights and properties including over 340 original recorded songs as set forth in  Schedule B the “The Properties” attached;

WHEREAS, “SKGI” accepts to enter into a 25 year license agreement for all properties owned by “3DFV”;

WHEREAS, “3DFV” will grant such a 25 year license agreement for all properties to “SKGI”.

WHEREAS, “3DFV” will be referred to as “licensor” and “SKGI” will be referred to as “licensee”.

NOW THEREFORE, in consideration of the promises and agreements set forth herein, the Parties, each intending to be legally bound hereby, do promise and agree as follows:

1. GRANT OF EXCUSIVE 25 YEAR PROPERTY RIGHTS LICENSE.

A.     Provided that all terms, conditions and payments in cash and in public stock are received and met as set forth and agreed to by both parties in this Agreement, the Letter of Intent (LOI), Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached which supersedes any other previously signed documents by the parties, “licensor” hereby grants and conveys to “licensee” a license to use and license to others all rights to “the properties” with the written consent within a reasonable time of Joseph DiFrancesco including inventories, master tapes, DVD’s, CD’s and contracts associated with all of “the properties” owned by “licensor” as set forth in Schedule B, including, but not limited to, the exclusive right and license to use the name, image, and likenesses of the Properties, including logos and marks, and to use the name, image and likeness of the Property’s characters, including “Gina D®” for the promotion, sale and manufacturing of products derived from “the properties” by third parties throughout the world for a period of twenty-five years provided that a Licensing Fee is paid by all third parties for those rights to “licensee” except in the case of 3D Future Vision, Inc. the General Partner of the GINA D BRAND LIBRARY, LLLP or the Gina D & The Transistor Sisters-The Movie, LLLP who shall not be required to pay Smart Kids Group, Inc. the public company any upfront advances or licensing fees for the use of “The Properties” as stated in the GINA D LIBRARY BRAND, LLLP Business Plan dated September 6, 2010 and the Gina D & The Transistor Sisters-The Movie, LLLP Business Plan. During the term of this License Agreement, ownership of “the physical properties” shall continue to be owned by “licensor” and remain at all times the exclusive possession of “licensor” in a climate controlled vault at MG Studios, Longwood, FL and cannot be moved or transferred to any other location without the exclusive written consent of Joseph DiFrancesco, Chairman, CEO & President of licensor and Bernadette DiFrancesco, Principal owner.

B.      Provided that all payments to 3DFV per the terms of the Letter of Intent (LOI), Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 are current, all future royalties, payments, monies earned and license fees shall be changed to SKGI from 3DFV and deposited to the Royal Bank (RBC) and distributed by the Board of Directors as per the terms of  the Letter of Intent (LOI), Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010.

2.       TERM.

The Term of this Agreement and the license or licenses contained herein, shall be for Twenty-five years (25) and renew provided that all terms, conditions, obligations and payments are met to “licensor”, Joseph DiFrancesco or BJD Planning, Inc. according to the terms of the Letter of Intent (LOI), Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached.

3.       CONSIDERATION.

In full consideration to licensor, BJD Planning, Inc. companies owned by Bernadette DiFrancesco and to Joseph DiFrancesco or his assigns for the grant of the 25 year exclusive license for the rights to the physical properties and intellectual properties, “licensee” shall give “licensor” equal ownership in the public company and other considerations as stated in the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached. For additional consideration to oversee copyrights and trademarks as stated below for the use the of the intellectual property rights including copyrights, registered trademarks and trademarks pending for characters created, scripts, music, toys and toy designs owned exclusively by Joseph and Bernadette DiFrancesco joint tenants in the entirety which have been licensed along with the good will to “licensor” and are included in this License for a period of twenty-five (25) years to “licensee” as stated in the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010, BJD Planning, Inc. owned  by Bernadette DiFrancesco shall receive payments on a pari pasu (dollar for dollar basis) consideration as stated in the LOI, Schedule A as AMENDED and signed on September 8, 2010 or the Addendum to Schedule A as AMENDED and signed on September 8, 2010 of Five-thousand dollars ($5,000) per month for the term of the License Agreement. Such payment shall be made on the first day of each month, but no later than the fifteenth day of each month from any money received from SKGI's $10,000,000 equity line of credit currently with Auctus Private Equity Funding or any other revenues , investments or loans received by “SKGI” from the sale of it's public stock, bridge loans or other revenues received as the general Partner of any Business Plans or from licensing fees and royalties received from the sale of products including but not limited to DVDs, CDs, Toys, Movies, Television programs, the Internet and any and all other devices now known or unknown throughout the universe from licensing revenues and sales derived from any worldwide third party. In addition, in consideration of these rights, “SKGI” shall abide by such standards of quality and type of services as may be established from time to time by “licensor” in order to maintain the image and high standards known to the public in quality, type and style of services, goods and merchandise sold under the trademarks and service marks. To this end, “licensor” or any authorized representative of “licensor” shall have the right to inspect and approve from time to time the services provided by “licensee” and the goods and any merchandise offered for sale by “licensee” under the trademarks and service marks. “licensee” undertakes to use “licensor's” logo lettering of the trademarks and service marks and other trade dress in all circumstances and without change unless any such changes are first approved in writing within a reasonable time by Joseph DiFrancesco or an authorized person from “licensor”.

This Agreement may be terminated by notice in writing if either party is in breach of this Agreement or any of the terms and conditions of the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010, and such breach is not corrected by the majority of the Board of Directors within thirty days (30) of receiving notice of such breach.

4.       TRADEMARKS AND COPYRIGHTS.

A.     It is understood and agreed that “licensor”, BJD Planning, Inc., Joseph and Bernadette DiFrancesco joint tenants in the entirety, have licensed certain intellectual property rights and physical properties and all the good will associated with these properties to “licensee” through this License and provided that there in no breach of this Licensing Agreement and all payment obligations in cash and public stock are made on time, the license for the trademarks and copyrights shall be in effect according to the terms of the Licensing Agreement, LOI and Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached.

B.      It is understood and agreed that Joseph & Bernadette DiFrancesco joint tenants in the entirety, are the exclusive owners of all rights, title, and interest in all  trademarks, copyrights, other intellectual property rights and derivative materials and these rights and all the good will associated with these rights have been licensed to 3D Future Vision and BJD Planning, Inc. for consideration and “licensor” will license these rights and all the good will associated with these rights to “licensee” for Twenty-five years and any renewal thereafter to be negotiated provided all payments and obligations are met according to the terms in the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached.

C. “The Parties” agree to execute any documents reasonably requested by the other party to affect any of the above provisions.

5.       INFRINGEMENTS.

“licensee” shall have the right, in its sole discretion, to prosecute any lawsuits against third-parties for infringement of the Properties licensed. “The Parties” agree to fully cooperate with “licensee” in the prosecution of any such suit, at “licensee's” expense.  The party bringing such suit shall be solely responsible for the cost thereof and any expenses incurred by “The Parties” in connection with any lawsuits, “licensee” shall be entitled to retain any sums recovered provide all expenses are paid to “The Parties” and payments and financial obligations to “The Parties” have been met according to the terms in the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached.

6.         REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS.

A.      “licensor” hereby warrants and represents to “licensee” that it is the owner and possesses all rights and all the good will associated with the rights in “the Physical Properties” necessary for the grant of this License, including all copyright and any applicable trademark rights therein.

B.       “licensee” hereby agrees to indemnify and hold harmless “licensor”, Joseph and Bernadette DiFrancesco and BJD Planning, Inc. and its officers, directors, licensees, and assigns from and against any and all claims, damages, liabilities, costs, and expenses arising out of a breach of the foregoing warranty and any third party claims that may or may not arise in the future during the term of this License and the terms of the LOI, Schedule A as AMENED and signed on September 8, 2010 and the Addendum of Schedule A as AMENDED and signed on September 8, 2010 hereto attached.

7.       TERMINATION.

The following termination rights are in addition to the termination rights that may be provided elsewhere in the Agreement and in the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached:

A.
Provided that fifty-percent (50%) of the public stock ownership of “SKGI” is owned by “licensor” per the terms of the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 exclusive of previous shareholders and remains the same during the term of this Licensing Agreement, and “SKGI” is on time with all of their Quarterly and Annual SEC filings during the term of this License and “SKGI” is not removed or de-listed from trading on the NASDAQ over the counter Bulletin Board OTCBB during the term of this Agreement, this Agreement shall stay in force.

1.
A stock option or a warrant shall be issued but not exercised to both Richard Shergold and licensor to insure that in the future the balance of equal ownership shall remain in effect without change as described in the LOI, Schedule A  as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 exclusive of previous shareholders. If any discrepancy occurs in the calculation of an equal ownership amount of stock due to licensor, the Board shall review the discrepancy and correct it if required within seven business days or this Agreement and all rights and properties conveyed to “licensee” shall be returned to “licensor” in perpetuity without any obligation of payment or the return of any stock or cash payments given or made to “licensor”, Joseph and Bernadette DiFrancesco joint tenants in the entirety and BJD Planning, Inc. by “licensee” whatsoever.  For clarification purposes, should “licensee” be sold, acquired, abandoned, declared bankrupt, or otherwise changes its management, business structure, ownership, equal ownership with licensor or any combination thereof, all rights granted to “licensee” pursuant to this License Agreement, the LOI, and Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached shall belong to “licensor”, Joseph and Bernadette DiFrancesco and BJD Planning, Inc.  If the ownership of “licensee” remains the same, “licensor” may terminate this Agreement upon thirty (30) days written notice to “licensee” in the event of a breach of any provision of this Agreement by “licensee”, provided that, during the thirty (30)-day period, the breaching party fails to cure the breach.

2.
Although “licensee' warrants that as a public company, due diligence was performed by the Security Exchange Commission, to date “licensor” has used its best efforts to acquire due diligence information regarding “licensee” the corporation, and its officers, but because “licensee” and its officers reside and are located in Canada, background checks have not been acquired and total due diligence has not been fulfilled.  Therefore “licensor” reserves the exclusive right and “licensee” agrees to terminate this Agreement at anytime should any damaging information surface about “licensee” or its officers and all rights convey by the License to licensee shall revert back to “licensor” with no obligation.

8.       JURISDICTION AND DISPUTES.

A.	This Agreement shall be governed by the laws of Florida.

B.
All disputes hereunder shall be resolved in the applicable state or federal courts of Florida.  The Parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

9.       AGREEMENT BINDING ON SUCCESSORS.

This Agreement shall be binding on and shall inure to the benefit of the Parties hereto, and their heirs, administrators, successors, and assigns.  Any heirs, administrators, successors, and assigns of “licensee” are subject to the termination provisions of Paragraph 7 of this Agreement.

10.     WAIVER.

No waiver by either Party or any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

11.     SEVERABILITY.

If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

12.     ASSIGNABILITY.

“licensee” may not assign its responsibilities under this Agreement without the written permission of “licensor”. “licensor” may assign this Agreement.

This License Agreement shall be in force and effective upon the signatures of the representatives of “licensee” and “licensor”, the written resignation of all “licensee” directors except for Richard Shergold and Lisa Yakiwchuk, the installation of two licensor directors to the Board of licensee, the delivery of a stock certificate with an equal 50%-50% amount of shares as is owned by Richard Shergold for the joint control of “licensee” the public corporation and provided that all of the terms and conditions stated in the LOI, Schedule A as AMENDED and signed on September 8, 2010 and the Addendum to Schedule A as AMENDED and signed on September 8, 2010 hereto attached are met.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

SMART KIDS GROUP, INC.	3D FUTURE VISION, INC.

/s/ RICHARD SHERGOLD	/s/ JOSEPH DIFRANCESCO

By Richard Shergold	By Joseph Difrancesco

Title: Founder and Chairman	Title: President

Date: September 9, 2010	Date: September 9, 2010

AMENDED SCHEDULE A

TERMS OF A 25 YEAR EXCLUSIVE LICENSE AGREEMENT TO BE ATTACHED TO A LETTER OF INTENT AND THE LICENSING AGREEMENT DATED August 24, 2010 and AMENDED and signed September 8, 2010 between:

Smart Kids Group Inc. (SKGI) and 3D Future Vision, Inc. (3DFV)

The following are finalized terms agreed to by both parties to be attached to an exclusive Letter of Intent (LOI).

Upon the completion of the final definitive exclusive 25 year License Agreement, provided that the terms and conditions in SCHEDULE A are met, SKGI, will have acquired an exclusive 25 year license from 3DFV, Inc. of properties called the GINA D BRAND LIBRARY as described by a property list to be supplied during the due diligence period. As part of this transaction, Richard Shergold and 3DFV will become equal shareholders of SMART KIDS GROUP, INC. a public corporation.

Among other considerations, SKGI, Inc. shall have in the interim four directors. Richard Shergold and Joseph DiFrancesco will be both appointed Co-Chairman of the Board of Directors; Lisa Yakiwchuk, Director and a person designated by Joseph DiFrancesco, Director for a period of five years and may not be removed by any shareholder proxy vote for a period of five (5) years except for cause such as fraud, SEC violations or criminal activities. The board will appoint in the near future one other director who’s term will be one year and agreed to by the Board of Directors but not sooner than one year of the date of the execution of the definitive License Agreement. The board will retain an odd number of members and no more than seven members. The public corporation shall have two divisions with a number of licensed “Brand Names which may include the “GINA D BRAND LIBRARY”, the “3D FUTURE VISION BRAND” and any other Brands ie: “BE ALERT BERT BRAND” and all other properties, to be licensed by the public corporation as outlined in point #3.

In full consideration of the exclusive 25 year license that SKGI will obtain from 3DFV and the completion of a due diligence process, and the execution of an acceptable definitive License Agreement by both companies the following shall occur within thirty days:

3DFV, Inc. and Richard Shergold will have equal shares of common stock in SKGI.

Richard Shergold and Joseph DiFrancesco shall be named Co-Chairmen of the Board of Directors, a person designated by Joseph DiFrancesco and Lisa Yakiwchuk shall be appointed Directors. The board will appoint in the near future from one to three other directors each having a one year term which can be extended by a vote of the initial four directors. The board will retain an odd number of members with no more than seven members.

The public company will entail 2 divisions of Smart Kids Group Inc. – the corporate side and the creative side.

Richard Shergold – Founder and President and Co-Chairman of the Board of Directors

Joseph DiFrancesco- Chief Executive Officer and Co-Chairman of the Board of Directors

Lisa Yakiwchuk – Chief Operating Officer and Director

A person designated by Joseph DiFrancesco, Vice-President and Director

A Chief Financial Officer - to be determined jointly by Joseph DiFrancesco and Richard Shergold

Creative:

Production Division: Richard Shergold and Joseph DiFrancesco – Co-Chair

Entertainment Division – Joseph DiFrancesco, Richard Shergold

Licensing, Sales and Marketing Division – A person designated by Joseph DiFrancesco

Smart Kids Travel Company – Lisa Yakiwchuk

New five (5) year contracts of $10,000 US per month dependent upon funding will be drawn up for all executive employees with performance clauses. All executive employees will start at the same base wage in order to maintain fairness and positive steps moving forward.

Mike Gibilsco consultant agreement will be reviewed and amended with the consultant fee and stock option plan as per board approval. Based on the approval of Mike Gibilisco, MG Studios will enter into a licensing agreement for 5 years with stock options as per board approval.

All current 3DFV, Inc. and SKGI agreements shall remain in force upon the execution of the acceptable final License Agreement with the exception of review of Mike Gibilisco and MG Studios.

During the term of the letter of Intent, 3DFV, Inc. shall have the exclusive right to pursue private funding for the GINA D movie with the Gina D Movie Business Plan and distribution of the GINA D LIBRARY with funding to be received using the GINA D BRAND LIBRARY Business Plan, the manufacturing cost for 46” 3D Flat screen displays by the 3D Signage Business Plan, and funding for the GINA D'S PRE-SCHOOL MUSICAL-THE MOVIE Distribution. After the License Agreement is signed, all Directors agree that all terms and conditions in the Movie Business Plan, 3D Signage Plan and the DVD Business Plan and all consulting contracts to individuals in all of those plans shall remain in force and honored by the public company. And SKGI shall also have the exclusive right to pursue private funding for the ABC and FMF 2 series with all contracts to be in forced and honored by the newly merged entity as well.

Upon the execution of the Licensing Agreement no later than November 30, 2010, the public company will pay on a pari pasu basis (dollar for dollar) from the first money received from the equity line of credit or any SKGI stock sales that are sold by the corporation after the Licensing Agreement is signed in the following manner: a total of $263,088 for the licensing rights to the GINA D BRAND LIBRARY to 3DFV and $263,088 to SKGI to cover all SEC filing fees including audits and legal fees. Once this total amount of $526,176 is paid the corporation will focus on raising additional operating expenses ie: salaries and overhead the amount (TBD), and money to be raised for projects that can generate immediate revenue by approval of the board.

Both SKGI and 3DFV, Inc. shall not shop a Merger, Acquisition or the acquisition of an exclusive property License Agreement with any other company during the term of the exclusive Letter of Intent.

SKGI and 3DFV, Inc. shall be bound by the terms of the letter of Intent and neither company shall be permitted to release any public press releases or have any discussions or leak any information to the media, to any market makers and brokers during the term of the Letter of Intent.

At the time the final exclusive License Agreement is executed, 3DFV and Richard Shergold will be issued the number common shares for the amount agreed upon which is 200 million shares each in total. A change of control clause exists in the licensing agreement for SKGI, but will be amended to be an even split between SKGI and 3DFV.

Both parties have the right to terminate the Letter of Intent within seven business days with written notice for cause.

The License Agreement shall abide by the laws of the State of Florida.

The new address of the public corporation shall be 2005 Tree Fork Lane, Suite 109, Longwood, FL 32746 with an executive office located in Alberta, Canada

Both parties agree that these terms are acceptable and are attached as SCHEDULE A of the Letter of Intent that will be subject to the approval of the Board of Directors of both corporations.

/s/ Richard Shergold	/s/ Joseph DiFrancesco

Richard Shergold	Joseph DiFrancesco

Smart Kids Group Inc.	3D Future Vision, Inc.

August 24, 2010 and September 8, 2010	August 24, 2010 and September 8, 2010

ADDENDUM TO SCHEDULE A

dated August 24, 2010, signed August 31, 2010 and AMENDED and signed on September 8, 2010 and attached to the Letter of Intent and the Licensing Agreement

FOR VALUABLE CONSIDERATION THIS ADDENDUM shall clarify the order of payments and other changes on Page Two of SCHEDULE A including paragraph two (2) and paragraph six (6) .

1.	PARAGRAPH TWO (2) SHALL BE CHANGED AS FOLLOWS: The amount of $10,000 per month per person shall be deleted from paragraph two and the following in number (4) below shall be in effect:

2.
PARAGRAPH SIX (6) SHALL BE CHANGED TO: (1) Upon the execution of the License but no later than November 30, 2010, $263,008 shall be paid to Joseph DiFrancesco or his assigns for a 25 Year Exclusive Property License for the GINA D BRAND LIBRARY and $263,008 shall be paid to SKGI for SEC filing fees including payments for legal services and and auditing services. These payments shall be made on a pari pasu basis (dollar for dollar) from the first money received from the $10,000,000 equity line of credit or any other public stock sales. (2) Immediately following the satisfaction in full of payments due Number One above, Lisa Yakiwchuk shall begin to receive $4,500 per month as a full time exclusive COO and director. (3) Immediately following the first month of Lisa Yakiwchuk's new full time exclusive contract, The company shall pay $5,000 per month to Smart Kids Holding International, Inc. and $5,000 per month to BJD Planning, Inc. on a pari pasu basis with Lisa Yakiwchuk for the term of a 25 Year Intellectual Property License for their intellectual properties including copyrights, trademarks to various characters, scripts, logos and rights of use and the term of Lisa Yakiwchuk new Five year full time exclusive contract respectively. (4) Among other considerations, SKGI, Inc. shall have in the interim four directors. Richard Shergold and Joseph DiFrancesco will be both appointed Co-Chairman of the Board of Directors; Lisa Yakiwchuk, Director and a person exclusively designated by Joseph DiFrancesco as a Director for a period of five years and may not be removed by any shareholder proxy vote for a period of five (5) years except for cause such as fraud, SEC violations or criminal activities. Once all payments are made for number (1) and as long as payments for numbers (2) and (3) above are being timely made and the company can afford it, Joseph DiFrancesco exclusively shall designate a person that shall receive $4,500 per month as a vice-president for a period of five years after the corporation has satisfied all other payments and obligations as stated above.

RECAP OF THE ORDER OF PAYMENTS:

First: $526,176 paid first to J.D. and SKGI.

Second: $4,500 per month paid to Lisa Yakiwchuk

Third: $5,000 per month each paid to SKIH and BJD.

Fourth: $4,500 shall be paid to a person exclusively designated by Joseph DiFrancesco.

NOTE #1: (A) Provided that all financial obligations are fulfilled in Paragraph Two above, Richard Shergold and Joseph DiFrancesco shall not receive any salaries as officers during the term of their five year contracts, however a majority of the Board of Directors may increase salaries of full time officers to $10,000 per month and award a salary to Richard Shergold and Joseph DiFrancesco.

NOTE #2: (A) All checks from the corporate bank account shall require two signatures, one of which shall be Joseph DiFrancesco. (B) A majority of the Board can decide from time to time to acquire Bridge Loans for the company to pay overhead and other expenses. (C) The Board of Directors shall at all times use their best efforts to have the company pay for operating costs related to the public company.

1.
PRODUCTION COMPENSATION: On all future GINA D productions, BERT & CLARE or other productions including television programs, DVDs and movies, J & B DiFrancesco and Richard Shergold shall be compensated equally as Executive Producers.

August 24, 2010 with final signatures dated September 8, 2010

ACCEPTED & AGREED TO DATED:

/s/ Richard Shergold	/s/ Joseph DiFrancesco

Richard Shergold	Joseph DiFrancesco

Smart Kids Group Inc.	3D Future Vision, Inc.